                                 Exhibit 10.51

                                                                  EXECUTION COPY



                              TRANSFER AGREEMENT



                        Dated as of September 19, 2000


                                    Between



                               IOS CAPITAL, INC.

                                 As Originator
                                 -------------



                                      And



                              IKON FUNDING-2, LLC

                                 As Transferee
                                 -------------

                               TABLE OF CONTENTS


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                                                                                       Page
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ARTICLE I  DEFINITIONS............................................................        1
     SECTION 1.01.  Certain Defined Terms.........................................        1
          Adverse Claim...........................................................        1
          Affiliate...............................................................        1
          Business Day............................................................        1
          Collections.............................................................        1
          Event of Termination....................................................        4
          Facility................................................................        4
          Facility Termination Date...............................................        4
          General Trial Balance...................................................        4
          Incipient Event of Termination..........................................        4
          Indemnified Amounts.....................................................        4
          Outstanding Balance.....................................................        4
          Purchase Price..........................................................        5
          Receivable..............................................................        5
          Receivables Transfer Agreement..........................................        5
          Receivables Transfer Request............................................        5
          Related Contract........................................................        5
          Settlement Date.........................................................        5
          Transfer................................................................        5
          Transfer Date...........................................................        5
          Transferred Receivable..................................................        5
     SECTION 1.02.  Other Terms...................................................        5

ARTICLE II  AMOUNTS AND TERMS OF TRANSFERS AND CONTRIBUTIONS......................        6
     SECTION 2.01.  Facility......................................................        6
     SECTION 2.02.  Making Transfers..............................................        6
     SECTION 2.03.  Collections...................................................        7
     SECTION 2.04.  Settlement Procedures.........................................        7
     SECTION 2.05.  Payments and Computations, Etc................................        7
     SECTION 2.06.  True Sales and/or Contributions...............................        8

ARTICLE III  CONDITIONS OF TRANSFERS..............................................        8
     SECTION 3.01.  Conditions Precedent to Initial Transfer from the Originator..        8
     SECTION 3.02.  Conditions Precedent to All Transfers.........................        9

ARTICLE IV  REPRESENTATIONS AND WARRANTIES........................................       10
     SECTION 4.01.  A. Representations and Warranties of the Originator...........       10

ARTICLE V  COVENANTS..............................................................       13
     SECTION 5.01.  A.  Covenants of the Originator...............................       13
                    B.  Covenants of the Transferee...............................       17
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                                       i
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
ARTICLE VI  TRANSFER OF RECORDS...................................................       17


     SECTION 6.01.  Transfer of Records to Transferee.............................       17

ARTICLE VII  EVENTS OF TERMINATION................................................       18

     SECTION 7.01.  Events of Termination.........................................       18

ARTICLE VIII  INDEMNIFICATION.....................................................       20
     SECTION 8.01.  Indemnities by the Originator.................................       20

ARTICLE IX  MISCELLANEOUS.........................................................       20
     SECTION 9.01.  Amendments, Etc...............................................       20
     SECTION 9.02.  Notices, Etc..................................................       20
     SECTION 9.03.  Binding Effect: Assignability.................................       21
     SECTION 9.04.  Costs, Expenses and Taxes.....................................       21
     SECTION 9.05.  No Proceedings................................................       21
     SECTION 9.06.  Confidentiality...............................................       22
     SECTION 9.07.  GOVERNING LAW.................................................       22
     SECTION 9.08.  Third Party Beneficiary.......................................       22
     SECTION 9.09.  Tax Treatment.................................................       22
     SECTION 9.10.  Execution in Counterparts.....................................       22

EXHIBIT A     Credit and Collection Policy
EXHIBIT B     Principal Place of Business and Location of Records

                              TRANSFER AGREEMENT

                        Dated as of September 19, 2000


(the "Transferee"), agree as follows:
      ----------


defined above) are defined in Article I of this Agreement.


Receivables on the terms set forth herein.



                             ARTICLE I DEFINITIONS

          SECTION 1.01.  Certain Defined Terms. As used in this Agreement, the
                         ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Adverse Claim" means a lien, security interest, or other charge or
           -------------
encumbrance, or any other type of preferential arrangement.

          "Affiliate" means, as to any Person, any other Person that, directly
           ---------
or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

          "Business Day" means any day on which banks are not authorized or
           ------------
required to close in New York City.

          "Chase" means The Chase Manhattan Bank, a New York State banking
           -----
corporation.

          "Collections" means, with respect to any Receivable, (a) all cash
           -----------
collections and other cash proceeds of such Receivable, including, without limitation, any proceeds resulting from the repurchase of such Receivable by IKON Office Solutions, Inc. and all cash proceeds of Related Security with respect to such Receivable (including, without limitation, payments under the related Contract due upon or in connection with (i) Obligor's default under the Contract, (ii) loss, theft or damage to the related Equipment, or (iii) renewal of the Contract); provided, that Collections shall not include collections which
                  --------
represent the payment of (x) maintenance charges or (y) insurance premiums, (b) all Collections deemed to have been received pursuant to Section 2.04 and (c) all other proceeds of such Receivable.

          "Eligible Receivable" means, at any time, a Receivable:
           -------------------

          (i) the Obligor of which is (a) a United States resident, (b) is not the Originator or any Affiliate thereof, and (c) is not a Governmental Obligor; provided, that Obligors with respect to Contracts having an aggregate Outstanding Balance of not greater than 3% of the aggregate Outstanding Balance of all Eligible Receivables may be Governmental Obligors;

          (ii) the Obligor of which has not been disapproved by the Transferee on or prior to the date of the Transfer and which, at the time of the Transfer, is not the Obligor of any Defaulted Receivables;

          (iii) which is not a Defaulted Receivable or a Delinquent Receivable; which arises under a Contract duly authorized by all parties thereto (and which parties had the legal capacity to enter into such Contract) which is in full force and effect and which is legal valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms;

          (iv) (a) which arises under a Contract with a remaining term of not more than 60 months; provided, that Contracts having an aggregate
                          --------
    Outstanding Balance of not greater than 5% of the aggregate Outstanding
     Balance of all Eligible Receivables may have a remaining term of up to 72 months;

          and

                  (b) which, according to such Contract, consists of substantially equal monthly Periodic Payments which are required to be paid within 30 days of the billing date therefor; provided, that
                                                            --------
          Contracts having an aggregate Outstanding Balance of not greater than 2% of the aggregate Outstanding Balance of all Eligible Receivables may have payments which are not substantially equal monthly payments;

          (v) which arose pursuant to a Contract which is "chattel paper" within the meaning of Section 9-105 of the UCC of the applicable jurisdictions governing the perfection of the interest created in the Receivables;

          (vi) which is denominated and payable in United States dollars in the United States;

          (vii) which arises under a Contract (a) which has not been amended, modified, or altered in any material respect (except in writing and copies of any such writing is attached to the Contract) and (b) which has been duly authorized and which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever (except as limited by applicable bankruptcy law), (c) in respect of which, prior to the date it is transferred hereunder, the Equipment has been delivered and accepted, (d) which pursuant to its terms may not be canceled, terminated or prepaid by the Obligor before the end of its stated term (other than Contracts which contain early termination or prepayment clauses which require the Obligor to pay the remainder of all scheduled payments under such Contract upon cancellation or prepayment, and, in the case of Contracts related to Governmental Obligors, by reason of nonrenewal of appropriations), (e) which, if related to a Governmental Obligor, has not been canceled before the end of its stated term by reason of nonrenewal of appropriations, and (f) which is not a consumer lease;

          (viii) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, consumer leasing, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which neither the Originator nor the related Obligor is in violation of any such law, rule or regulation in any material respect;

          (ix) with regard to which there exists only one executed original Contract, which is in the possession of Originator on the Transfer Date of such Receivable;

          (x) which was selected for transfer by a procedure not designed to adversely affect the credit quality of the Receivables;

          (xi) which represents payments due to the Originator and does not represent any payments payable for the account of any Person other than the Originator under the Contract relating to such Receivable or any sales or use tax payable under such Contract;

          (xii) which was originated by the Originator in accordance with, and otherwise satisfies all applicable requirements of, the Credit and Collection Policy;

          (xiii) which, after giving effect to the acquisition thereof, would not result in the aggregate Outstanding Balance of Related Contracts of any single Obligor exceeding 1.5% of the aggregate Outstanding Balance of all Related Contracts;

          (xiv) as to which, at or prior to the time of the Transfer, the Transferee has not notified the Originator that such Receivable (or class of Receivables) is not acceptable for transfer to PARCO hereunder;

          (xv) the transfer or assignment of which does not require the Obligor's consent, and which does not contravene any applicable law, rule or regulation;

          (xvi) with respect to which (a) the related Obligor has not been released, (b) the Related Contract has not been satisfied, canceled, subordinated or rescinded, and (c) no Equipment subject to the related Contract has been released from the Related Contract;

          (xvii) which Equipment subject to the related Contract has not been released and such Contract requires the related Obligor to maintain insurance on such Equipment in an amount sufficient to fully insure such Equipment;

          (xviii) which, after giving effect to the acquisition thereof, would not result in the aggregate Outstanding Balance of Related Contracts of Obligors located in any single state exceeding 10% (except in the case of Texas, which may not exceed 21%, and California, Georgia and Pennsylvania, which may not individually exceed 15%) of the aggregate Outstanding Balance of all Related Contracts; and

          (xix) which has an implied interest rate of at least 7.00% per annum.

          "Event of Termination" has the meaning specified in Section 7.01.
           --------------------

          "Facility" means the willingness of the Transferee to consider
           --------
accepting Transfers of Receivables from the Originator from time to time pursuant to the terms of this Agreement.

          "Facility Termination Date" means the earliest of (i) the Scheduled
           -------------------------
Termination Date, (ii) the date of termination of the Facility pursuant to
Section 7.01 and (iii) the date which the Originator designates by at least two Business Days' notice to the Transferee.

          "General Trial Balance" of the Originator on any date means the
           ---------------------
Originator's accounts receivable trial balance (whether in the form of a computer printout, magnetic tape or diskette) on such date, listing Obligors and the Receivables respectively owed by such Obligors on such date together with the aged Outstanding Balances of such Receivables, in form and substance satisfactory to the Transferee.

          "Incipient Event of Termination" means an event that but for notice or
           ------------------------------
lapse of time or both would constitute an Event of Termination.

          "Indemnified Amounts" has the meaning specified in Section 8.01.
           -------------------

          "Outstanding Balance" of any Contract at any date means the net
           -------------------
present value of the total Periodic Payments due to Originator over the remaining term of the Contract (net of any security deposits or advance rental payments received by Originator) and not yet paid by the Obligor, discounted at the implied interest rate used by the Originator in originating such Contract, as determined by subtracting all amounts representing unearned interest from the aggregate amount of such Periodic Payments.

          "Purchase Price" has the meaning set forth in Section 2.02(b).
           --------------

          "Receivables Transfer Agreement" means that certain Receivables
           ------------------------------
Transfer Agreement, dated as of the date hereof, among the Transferee, as transferor, Park Avenue Receivables Corporation, as Conduit Transferee, Chase, as Administrative Agent, the Originator, as Originator and Collection Agent, and the several financial institutions as may be party from time to time, as APA Transferees, as amended, supplemented or otherwise modified from time to time.

          "Receivables Transfer Request" has the meaning specified in Section
           ----------------------------
2.02(a).

          "Related Contract" means, with respect to a Transfer Date, any
           ----------------
Contract included in the Contracts transferred to the Transferee pursuant to
Section 2.02 on such Transfer Date; provided, that after the Outstanding Balance of such Contract has been collected, it shall no longer constitute a "Related Contract" hereunder.

          "Settlement Date" means the fifteenth calendar day of each month (or
           ---------------
if such day is not a Business Day, the immediately succeeding Business Day); provided, however, that following the occurrence of an Event of Termination, Settlement Dates shall occur on such days as are selected from time to time by the Transferee or its designee in a written notice to the Collection Agent.

          "Transaction Document" means any of this Agreement, the Receivables
           --------------------
Transfer Agreement and all other agreements and documents delivered and/or related hereto or thereto.

          "Transfer" means a transfer by the Originator of Receivables to the
           --------
Transferee pursuant to Article II.

          "Transfer Date" has the meaning specified in Section 2.02(a).
           -------------

          "Transferred Receivable" means any Receivable which, pursuant to the
           ----------------------
procedure described in Section 2.02(d), has been identified as a Transferred Receivable.

          SECTION 1.02.  Other Terms. Capitalized terms used and not defined
                         -----------
herein shall have the meanings assigned to them in the Receivables Transfer Agreement. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

          ARTICLE II AMOUNTS AND TERMS OF TRANSFERS AND CONTRIBUTIONS

          SECTION 2.01.  Facility. On the terms and conditions hereinafter set
                         --------
forth and without recourse (except to the extent as is specifically provided herein), the Transferee may accept from the Originator Eligible Receivables of the Originator from time to time during the period from the date hereof to the Facility Termination Date. Each Transfer of such Receivables shall include the transfer to the Transferee of the Related Security and Collections with respect thereto.

          SECTION 2.02.  Making Transfers.
                         ----------------

          (a)  Transfers. Each Transfer from the Originator shall be made on
               ---------
notice from the Originator to the Transferee given no later than 10:00 a.m. (New York City time) on the date of such Transfer. Each such request for a Transfer (each a "Receivables Transfer Request") shall specify the date of such Transfer
         ----------------------------
(which shall be a Business Day) and the proposed Purchase Price (as determined pursuant to Section 2.02(b)) for such Transfer. On the date of each Transfer

(each a "Transfer Date"), the Transferee shall, upon satisfaction of the
         -------------
applicable conditions set forth in Article III, make available to the Originator the Purchase Price for such Transfer in accordance with Section 2.02(c).

          (b)  Determination of Purchase Price. The "Purchase Price" for the
               -------------------------------       --------------
Receivables that are the subject of any Transfer hereunder shall be equal to the aggregate Outstanding Balance of such Receivables.

          (c)  Payment of Purchase Price. On each Transfer Date, the Transferee
               -------------------------
shall pay to the Originator the Purchase Price for the applicable Transfer in cash, to the extent of funds obtained by the Transferee on such date under the Receivables Transfer Agreement, after satisfying the Transferee's obligations under the Receivables Transfer Agreement and after netting any amounts owed to the Transferee by the Originator hereunder (including amounts owed under Section 2.04), and to the extent such Purchase Price remains unpaid, such remaining portion of such Purchase Price shall be a true contribution to capital made by the Originator to the Transferee.

          (d)  Identification of Transferred Receivables. On or prior to each
               -----------------------------------------
Transfer Date, the Originator shall deliver to the Transferee a list of Related Contracts for the Receivables to be transferred on such Transfer Date, which list shall also be delivered to the Administrative Agent in accordance with paragraph (j) of Exhibit IV of the Receivables Transfer Agreement. Such list shall evidence the Transferred Receivables for such Transfer Date.

          (e)  Conveyance. The Originator hereby conveys to the Transferee all
               ----------
of its right, title and interest in the Transferred Receivables and the Related Security and Collections with respect thereto.

          SECTION 2.03.  Collections. (a) Unless otherwise agreed, the
                         -----------
Collection Agent shall, on each Settlement Date, deposit into an account of the Transferee or the Transferee's assignee all Collections of Transferred Receivables then held by the Collection Agent.

          (b) In the event that the Originator believes that Collections which are not Collections of Transferred Receivables have been deposited into an account of the Transferee or the Transferee's assignee, the Originator shall so advise the Transferee and, on the Business Day following such identification, the Transferee shall remit, or shall cause to be remitted, all Collections so deposited which are identified, to the Transferee's satisfaction, to be Collections of Receivables which are not Transferred Receivables to the Originator.

          SECTION 2.04.  Settlement Procedures. (a) Upon discovery by the
                         ---------------------
Originator or the Transferee or the Administrative Agent of a breach of any of the representations and warranties made or deemed made by the Originator in
Section 4.01(i) with respect to any Transferred Receivable, such party shall give prompt written notice thereof to the other party, as soon as practicable and in any event within three Business Days following such discovery. The Originator shall be deemed to have received a Collection in full of such Transferred Receivable, and all other Receivables relating to the same Contract, and make available to the Transferee on the next succeeding Settlement Date an amount equal to the Outstanding Balance of such Transferred Receivable plus Yield accrued and to accrue thereon through the end of the then current Settlement Period. Upon such amount being made available, the Transferee shall retransfer such Transferred Receivables to the Originator. Each retransfer of a Transferred Receivable shall include the Related Security with respect to such Transferred Receivable. If the Originator is not the Collection Agent, the Originator shall pay to the Collection Agent on or prior to the next Settlement Date the amount required to be paid pursuant to this subsection.

          (b) Except as stated in subsection (a) of this Section 2.04, or as otherwise required by law or the underlying Contract, all Collections from an Obligor of any Transferred Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables.

          SECTION 2.05.  Payments and Computations, Etc. (a) All amounts to be
                         ------------------------------
paid or deposited by the Originator or the Collection Agent hereunder shall be paid or deposited no later than 11:00 a.m. (New York City time) on the day when due in same day funds to an account designated in writing by the Transferee to the Originator on or prior to the initial Transfer hereunder.

          (b) The Originator shall, to the extent permitted by law, pay to the Transferee interest on any amount not paid or deposited by the Originator (whether as Collection Agent or otherwise) when due hereunder at an interest rate per annum equal to 2% per annum above the Base Rate, payable on demand.

          (c) All computations of interest and all computations of fees hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

          SECTION 2.06.  True Sales and/or Contributions. (a) Each of the
                         -------------------------------
Originator and the Transferee intend the transactions hereunder to constitute true sales and/or true contributions of the Transferred Receivables, Related Security and Collections with respect thereto by the Originator to the Transferee providing the Transferee with all of the Originator's right, title and interest in and to the Transferred Receivables, Related Security and Collections with respect thereto, and no party hereto intends the transactions contemplated hereunder to be, or for any purpose (other than for purposes of federal or state income or franchise, sale and use or bulk sale taxes) to be characterized as, a loan from the Transferee to the Originator.

          (b) In the event (but only to the extent) that the conveyance of Transferred Receivables, the Related Security and Collections with respect thereto hereunder is characterized by a court, governmental authority or regulatory body as a loan rather than a sale or contribution, the Originator shall be deemed hereunder to have granted to the Transferee, and the Originator hereby assigns and grants to Transferee, a present and continuing security interest in all of the

Originator's right, title and interest now or hereafter existing in, to and under all Transferred Receivables, the Related Security and all Collections with respect thereto.

                      ARTICLE III CONDITIONS OF TRANSFERS

          SECTION 3.01.  Conditions Precedent to Initial Transfer from the
                         -------------------------------------------------
Originator. The initial Transfer of Receivables from the Originator hereunder
----------
is subject to the conditions precedent that the Transferee shall have received on or before the date of such Transfer the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the
Transferee:

          (a) Certified copies of the resolutions of the Board of Directors of the Originator approving this Agreement and certified copies of all documents evidencing other necessary corporate or limited liability company action and governmental approvals, if any, with respect to this Agreement.

          (b) A certificate of the Secretary or Assistant Secretary of the Originator certifying the names and true signatures of the officers of the Originator authorized to sign this Agreement and the other documents to be delivered by it hereunder.

          (c) Acknowledgment copies or time stamped receipt copies of proper financing statements, duly filed on or before the date of the initial Transfer (or such later date as determined by the Transferee), naming the Originator as the debtor and the Transferee as the secured party, or other similar instruments or documents, as the Transferee may deem necessary or desirable under the UCC of all appropriate jurisdictions or other applicable law to perfect the Transferee's security interest in the Transferred Receivables and Related Security and Collections with respect thereto.

          (d) Acknowledgment copies or time stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Transferred Receivables, Related Contracts or Related Security previously granted by the Originator.

          (e) Completed requests for information, dated on or before the date of such initial Transfer, listing all effective financing statements filed in the jurisdictions referred to in subsection (c) above that name the Originator as debtor, together with copies of such other financing statements (none of which shall cover any Transferred Receivables, Related Contracts or Related Security).

          (f) Payment by the Transferee to the Originator for the initial Transfer hereunder will constitute acknowledgment that the conditions set forth above have been satisfied or waived.

          SECTION 3.02.  Conditions Precedent to All Transfers. The obligation
                         -------------------------------------
of the Transferee to accept each Transfer (including the initial Transfer) hereunder shall be subject to the further conditions precedent that:

          (a) With respect to any such Transfer, on or prior to the date of such Transfer, the Originator shall have delivered to the Transferee, (i) if requested by the Transferee, the Originator's General Trial Balance (which if in magnetic tape or diskette format shall be compatible with the Transferee's computer equipment) as of a date not more than 31 days prior to the date of such Transfer, and (ii) a written report identifying, among other things, the Receivables to be included in such Transfer and the then outstanding Transferred Receivables and the aged balance thereof, in each case correlated to Transfers;

          (b) At the request of the Transferee or its assignee, the Originator will segregate the Related Contracts and other records in its lease files pertaining to each Receivable and mark its master data processing records evidencing such Receivables and the Related Contracts, in each case in a manner reasonably acceptable to the Administrative Agent, evidencing that such Receivables have been transferred; and

          (c) On the date of such Transfer the following statements shall be true (and the Originator, by accepting the amount of such Transfer, shall be deemed to have certified that):

               (i)    The representations and warranties contained in Section
                      4.01 are correct on and as of the date of such Transfer as though made on and as of such date; and

               (ii) No event has occurred and is continuing, or would result from such Transfer, that constitutes an Event of Termination or would constitute an Incipient Event of Termination.

          (d) The Transferee shall have received such other approvals, opinions or documents as the Transferee may reasonably request.

                   ARTICLE IV REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. A. Representations and Warranties of the Originator. The
                           ------------------------------------------------
Originator represents and warrants as follows:

          (a) The Originator is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, unless the failure to so qualify would not have a material adverse effect on (i) the interests of the Transferee hereunder, (ii) the collectibility of the Transferred Receivables, or (iii) the ability of the Originator or the Collection Agent to perform their respective obligations hereunder.

          (b) The execution, delivery and performance by the Originator of this Agreement and the other documents to be delivered by it hereunder, including the Originator's transfer of Receivables hereunder, (i) are within the Originator's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Originator's charter or by-laws, (2) any law, rule or regulation applicable to the Originator, (3) any contractual restriction binding on or affecting the Originator or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Originator or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except for the transfer of the Originator's interest in the Transferred Receivables pursuant to this Agreement). This Agreement has been duly executed and delivered by the Originator.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Originator of this Agreement or any other document to be delivered thereunder.

          (d) This Agreement constitutes the legal, valid and binding obligation of the Originator enforceable against the Originator in accordance with its terms.

          (e) The balance sheets of the Originator and its subsidiaries as at December 31, 1999 and June 30, 2000, and the related statements of income and retained earnings of the Originator and its subsidiaries for the fiscal year then ended, copies of which have been furnished to the Transferee, fairly present the financial condition of the Originator and its subsidiaries as at such date and the results of the operations of the Originator and its subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since June 30, 2000 there has been no material adverse change in the business, operations, property or financial or other condition of the Originator.

          (f) There is no pending or threatened action or proceeding affecting the Originator or any of its subsidiaries before any court, governmental agency or arbitrator which would materially adversely affect the financial condition or operations of the Originator or any of its subsidiaries or the ability of the Originator to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement.

          (g) No proceeds of any Transfer will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

          (h) No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (i) Each Receivable transferred by the Originator hereunder is an Eligible Receivable on the date of the related Transfer and the Originator owns and has the right to transfer each Transferred Receivable, together with the Related Security and Collections with respect thereto, free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Transferee). When the Transferee accepts a Transfer, it shall acquire a valid and perfected first priority ownership interest in each Transferred Receivable and the Related Security and Collections with respect thereto free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Transferee), and no effective financing statement or other instrument similar in effect covering any Transferred Receivable, any interest therein, the Related Security or Collections with respect thereto is on file in any recording office except for those filed in favor of the Originator, as secured party, which cover only Equipment, accessories, attachments and additions thereto (and substitutions and proceeds thereof) and such as may be filed in favor of Transferee in accordance with this Agreement or in connection with any Adverse Claim arising solely as the result of any action taken by the Transferee.

     (j) Each Originator Report (if prepared by the Originator, or to the extent that information contained therein is supplied by the Originator), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by the Originator to the Transferee in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Transferee at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

     (k) The principal place of business and chief executive office of the Originator and the office where the Originator keeps its records concerning the Receivables are located at the respective addresses set forth on Exhibit B hereof.

     (l) The Originator is not known by and does not use any trade name or doing-business-as name.

     (m) With respect to any programs used by the Originator in the servicing of the Receivables, no sublicensing agreements are necessary in connection with the designation of a new Collection Agent so that such new Collection Agent shall have the benefit of such programs (it being understood that, however, the
                                   -- ----- ---------- ----
Collection Agent, if other than the Originator, shall be required to be bound by a confidentiality agreement reasonably acceptable to the Originator).

     (n) The transfers of Receivables by the Originator to the Transferee pursuant to this Agreement, and all other transactions between the Originator and the Transferee, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of the Originator.

     (o) If less than all of the Receivables of the Originator have been transferred to the Transferee pursuant to this Agreement, no selection procedure was utilized by the Originator in selecting the Transferred Receivables to be transferred to the Transferee hereunder which is materially adverse to the interests of the Transferee or would reasonably be expected to result in the Transferred Receivables containing a higher percentage of Defaulted Receivables than the percentage of Defaulted Receivables in the Receivables retained by the Originator. With respect to each Transferred Receivable, such Receivable is representative of all of the Receivables owned by the Originator.

     (p) Each Contract giving rise to a Receivable provides for Periodic Payments that will fully amortize such Receivable over the term of the Contract related thereto and the Originator has not extended the maturity or adjusted the Outstanding Balance of any Receivable or otherwise amended, modified or waived the terms of any Receivable or any Contract relating to any Receivable such that the interests of the Transferee would be materially and adversely affected thereby.

     B. Representation and Warranty of the Transferee.  The Transferee is
        ---------------------------------------------
acquiring the Transferred Receivables, the Related Security and Collections with respect thereto in good faith, without knowledge of any Adverse Claim against, interest in, or defense to the payment of such assets (other than any Adverse Claim arising solely as the result of any action taken by the Transferee).

                              ARTICLE V COVENANTS


     SECTION 5.01.  A.  Covenants of the Originator.  From the date hereof until
                        ---------------------------
the first day following the Facility Termination Date on which all of the Transferred Receivables are either collected in full or become Defaulted
Receivables:

     (a) Compliance with Laws, Etc.  The Originator will comply in all material
         -------------------------
respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Transferred Receivables or the ability of the Originator to perform its obligations under this Agreement.

     (b) Offices, Records and Books of Account.  The Originator will keep its
         -------------------------------------
principal place of business and chief executive office and the office where it keeps its records concerning the Transferred Receivables at the respective addresses set forth on Exhibit B hereof or, upon 30 days' prior written notice to the Transferee, at any other locations in jurisdictions where all actions required by Section 5.01(i) shall have been taken and completed. The Originator also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Transferred Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Transferred Receivables (including, without limitation, records adequate to permit the daily identification of each new Transferred Receivable and all Collections of and adjustments to each existing Transferred Receivable). The Originator shall make a notation in its books and records, including its computer files, to indicate which Receivables have been transferred to the Transferee hereunder.

     (c) Performance and Compliance with Contracts and Credit and Collection
         -------------------------------------------------------------------
Policy.  The Originator will, at its expense, timely and fully perform and
------
comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Transferred Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Transferred Receivable and the related Contract.

     (d) Sales, Liens, Etc.  Except for the transfers contemplated herein, the
         -----------------
Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Transferred Receivable, Related Security, related Contract or Collections, or upon or with respect to any account to which any Collections of any Transferred Receivables are sent, or assign any right to receive income in respect thereof.

     (e) Extension or Amendment of Transferred Receivables.  The Originator will
         -------------------------------------------------
not extend the maturity of, or adjust the Outstanding Balance of, any Transferred Receivable, or amend or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract related thereto such that the interests of the Transferee would be materially and adversely affected thereby.

     (f) Change in Business or Credit and Collection Policy.  The Originator
         --------------------------------------------------
will not make any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Transferred Receivables or the ability of the Originator to perform its obligations under this Agreement.

     (g) Audits.  The Originator will, from time to time during regular business
         ------
hours as requested by the Transferee or its assigns, permit the Transferee, or its agents, representatives or assigns, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Originator relating to Transferred Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Transferred Receivables and the Related Security or the Originator's performance hereunder or under the Contracts with any of the officers or employees of the Originator having knowledge of such matters.

     (h) Change in Payment Instructions to Obligors.  The Originator will not
         ------------------------------------------
make any change in its instructions to Obligors regarding payments to be made by it unless the Transferee shall have received notice of such change.

     (i) Further Assurances.
         ------------------

         (i) The Originator agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Transferee or its assignee may reasonably request, to perfect, protect or more fully evidence the transfer of the Transferred Receivables and the Related Security and Collections with respect thereto under this Agreement, or to enable the Transferee or its assignee to exercise and enforce its respective rights and remedies under this Agreement. Without limiting the foregoing, the Originator will, upon the request of the Transferee or its assignee, (1) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable to perfect, protect or evidence such Transferred Receivables, including, without limitation, (A) filing such financing statements as may be reasonably necessary, in the Transferee's opinion, to perfect its security interest in the right, title and interest of the Originator in Equipment granted hereunder, within 30 days of the Initial Transfer Date, and (B) provide an opinion of counsel with respect to the perfection of such security interest, in form and substance satisfactory to the Transferee, within 30 days of the Initial Transfer Date; (2) providing to the Transferee, from time to time, all information regarding the location of any such Equipment as may be reasonably necessary, in the Transferee's opinion, to prepare any financing statement relating to such Equipment; and (3) deliver to the Transferee copies of all Contracts relating to the Transferred Receivables and all records relating to such Contracts and the Transferred Receivables, whether in hard copy or in magnetic tape or diskette format (which if in magnetic tape or diskette format shall be compatible with the Transferee's computer equipment).

          (ii) The Originator authorizes the Transferee or its assignee to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Transferred Receivables and the Related Security, the related Contracts and the Collections with respect thereto without the signature of the Originator where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

          (iii) The Originator shall perform its obligations under the Contracts related to the Transferred Receivables to the same extent as if the Transferred Receivables had not been transferred.

     (j)  Reporting Requirements.  The Originator will provide to the Transferee
          ----------------------
the following:

          (i) as soon as available and in any event within 60 days after the end of the first three quarters of each fiscal year of the Originator, balance sheets of the Originator and its subsidiaries as of the end of such quarter and statements of income and retained earnings of the Originator and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Originator;

          (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Originator, a copy of the annual report for such year for Ikon Office Solutions, Inc. and the Annual Report on Form 10-K for the Originator and its subsidiaries, containing financial statements for such year audited by Price Waterhousecoopers, LLP or other independent public accountants acceptable to the Administrative Agent;

          (iii) as soon as possible and in any event within five days after the occurrence of each Event of Termination or Incipient Event of Termination, a statement of the chief financial officer of the Originator setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Originator has taken and proposes to take with respect thereto;

          (iv) promptly after the sending or filing thereof, copies of all reports that the Originator sends to any of its securityholders, and copies of all reports and registration statements that the Originator or any subsidiary files with the Securities and Exchange Commission or any national securities exchange;

          (v) promptly after the filing or receiving thereof, copies of all reports and notices that the Originator or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Originator or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Originator or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Originator and/or any such Affiliate in excess of $5,000,000;

          (vi) at least ten Business Days prior to any change in the Originator's name, a notice setting forth the new name and the effective date thereof;

          (vii) concurrently with the delivery of each Originator Report by the Collection Agent, a statement as to whether or not all of the Receivables under all Contracts arising during the immediately preceding month have been transferred by the Originator to the Transferee and, if less than all of such Receivables have been transferred, a summary of those Receivables not transferred; and

          (viii) such other information respecting the Transferred Receivables or the condition or operations, financial or otherwise, of the Originator as the Transferee may from time to time reasonably request.

     (k)  Separate Conduct of Business.  The Originator will:
          ----------------------------

          (i) maintain separate corporate records and books of account from those of the Transferee;

          (ii) conduct its business from an office separate from that of the Transferee;

          (iii) ensure that all oral and written communications, including without limitation, letters, invoices, purchase orders, contracts, statements and applications, will be made solely in its own name;

          (iv) not hold itself out as having agreed to pay, or as being liable for, the obligations of the Transferee;

          (v) not engage in any transaction with the Transferee except as contemplated by this Agreement or as permitted by the Receivables Transfer Agreement;

          (vi) continuously maintain as official records the resolutions, agreements and other instruments underlying the transactions contemplated by this Agreement; and

          (vii) disclose on its annual financial statements the effects of the transactions contemplated by this Agreement in accordance with generally accepted accounting principles.

     B.   Covenants of the Transferee.  From the date hereof until the
          ---------------------------
termination of this Agreement, the Transferee will:

     (a) maintain separate corporate records and books of account from those of the Originator;

     (b) conduct its business from an office separate from that of the Originator;

     (c) ensure that all oral and written communications, including without limitation, letters, invoices, purchase orders, contracts, statements and applications, will be made solely in its own name;

     (d) not hold itself out as having agreed to pay, or as being liable for, the obligations of the Originator; and

     (e) continuously maintain as official records the resolutions, agreements and other instruments underlying the transactions contemplated by this Agreement.

                        ARTICLE VI TRANSFER OF RECORDS


     SECTION 6.01.  Transfer of Records to Transferee.  Each Transfer of
                    ---------------------------------
Receivables hereunder shall include the transfer to the Transferee of all of the Originator's right and title to and interest in the records relating to such Receivables and shall include an irrevocable non-exclusive license to the use of the Originator's computer software system to access and create such records. Such license shall be without royalty or payment of any kind, is coupled with an interest, and shall be irrevocable until all of the Transferred Receivables are either collected in full or become Defaulted Receivables.

     The Originator shall take such action requested by the Transferee, from time to time hereafter, that may be necessary or appropriate to ensure that the Transferee has an enforceable interest in the records relating to the Transferred Receivables and rights to the use of the Originator's computer software system to access and create such records.

     In recognition of the Originator's need to have access to the records transferred to the Transferee hereunder, the Transferee hereby grants to the Originator an irrevocable license to access such records in connection with any activity arising in the ordinary course of the Originator's business or in performance of its duties as Collection Agent, provided that (i) the Originator shall not disrupt or otherwise interfere with the Transferee's use of and access to such records during such license period and (ii) the Originator consents to the assignment and delivery of the records (including any information contained therein relating to the Originator or its operations) to any assignees or transferees of the Transferee provided they agree to hold such records confidential.

                       ARTICLE VII EVENTS OF TERMINATION


     SECTION 7.01.  Events of Termination.  If any of the following events
                    ---------------------
("Events of Termination") shall occur and be continuing:
  ---------------------

     (a) The Collection Agent (if the Originator or any of its Affiliates) (i) shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clause (ii) of this subsection (a)) and such failure shall remain unremedied for three Business Days after the receipt of notice or actual knowledge thereof or (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement; or

     (b) The Originator shall fail (i) to transfer to the Transferee when requested any rights, pursuant to this Agreement, which the Originator then has as Collection Agent, or (ii) to make any payment required under Section 2.04(a); or

     (c) Any representation or warranty made or deemed made by the Originator (or any of its officers) under or in connection with this Agreement or any information or report delivered by the Originator pursuant to this Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

     (d) The Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Originator by the Transferee; or

     (e) Any member of the IKON Group or any Subsidiary thereof shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least 10,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

     (f) Any member of the IKON Group or any Subsidiary thereof shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any such member or Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any such member or Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

     (g) A Trigger Event shall have occurred under the Receivables Transfer Agreement; or

     (h) There shall have occurred any material adverse change in the financial condition or operations of the Originator since June 30, 2000; or there shall have occurred any event which may materially adversely affect the collectibility of the Transferred Receivables or the ability of the Originator to collect Transferred Receivables or otherwise perform its obligations under this Agreement;

then, and in any such event, the Transferee may (with the consent of the Administrative Agent), by notice to the Originator, take either or both of the following actions: (x) declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred) and (y) without limiting any right under this Agreement to replace the Collection Agent, designate another Person to succeed the Originator as Collection Agent; provided, that, automatically upon the occurrence of any event (without any
--------
requirement for the passage of time or the giving of notice) described in paragraph (f) of this Section 7.01, the Facility Termination Date shall occur, the Originator (if it is then serving as the Collection Agent) shall cease to be the Collection Agent, and the Transferee (or its assigns or designees) shall become the Collection Agent. Upon any such declaration or designation or upon such automatic termination, the Transferee shall have, in addition to the rights and remedies under this Agreement, all other rights and remedies with respect to the Receivables provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                         ARTICLE VIII INDEMNIFICATION


     SECTION 8.01.  Indemnities by the Originator.  Without limiting any other
                    -----------------------------
rights which the Transferee may have hereunder or under applicable law, the Originator hereby agrees to indemnify the Transferee and its assigns and transferees (each, an "Indemnified Party") from and against any and all damages,
                       -----------------
claims, losses, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts"), awarded against or incurred by any
                -------------------
Indemnified Party in connection with the transactions contemplated by this Agreement. It is expressly agreed and understood by the parties hereto (i) that the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Transferred Receivables and
(ii) that nothing in this Section 8.01 shall require the Originator to indemnify any Person (1) for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy, or financial inability to pay of the applicable Obligor, (2) for damages, losses, claims or liabilities or related costs or expenses resulting from such Person's gross negligence or willful misconduct, or (3) for any income taxes or franchise taxes incurred by such Person arising out of or as a result of this Agreement or in respect of any Transferred Receivable or any Contract.

                           ARTICLE IX MISCELLANEOUS



     SECTION 9.01.  Amendments, Etc.   No amendment or waiver of any provision
                    ---------------
of this Agreement or consent to any departure by the Originator therefrom shall be effective unless in a writing signed by the Transferee and consented to by the Administrative Agent and, in the case of any amendment, also signed by the Originator, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided,
                                                                       --------
however, that no such material amendment shall be effective until both Moody's
-------
and S&P have notified the Administrative Agent in writing that such action will not result in a reduction or withdrawal of the rating of any of the Conduit Transferee's commercial paper notes. No failure on the part of the Transferee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     SECTION 9.02.  Notices, Etc.   All notices and other communications
                    ------------
hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and be faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

     SECTION 9.03.  Binding Effect: Assignability.  (a) This Agreement shall
                    -----------------------------
be binding upon and inure to the benefit of the Originator, the Transferee and their respective successors and assigns; provided, however, that the Originator
                                         --------  -------
may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Transferee. In connection with any assignment by the Transferee of all or a portion of the Transferred Receivables, the assignee shall, to the extent of its assignment, have all rights of the Transferee under this Agreement (as if such buyer or assignee, as the case may be, were the Transferee hereunder) except to the extent specifically provided in the agreement between the Transferee and such assignee.

     (b) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Facility Termination Date, when all of the Transferred Receivables are either collected in full or become Defaulted Receivables; provided, however, that rights and remedies with respect to any
             --------  -------
breach of any representation and warranty made by the Originator pursuant to
Article IV and the provisions of Article VIII and Sections 9.04, 9.05 and 9.06 shall be continuing and shall survive any termination of this Agreement.

     SECTION 9.04.  Costs, Expenses and Taxes.  (a) In addition to the rights of
                    -------------------------
indemnification granted to the Transferee pursuant to Article VIII hereof, the Originator agrees to pay on demand all costs and expenses in connection with the preparation, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Transferee (including the reasonable allocable fees of the Transferee's in-house counsel) with respect thereto and with respect to advising the Transferee as to its rights and remedies under this Agreement, and the Originator agrees to pay all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder excluding, however, any costs of enforcement or
                       ---------  -------
collection of Transferred Receivables.

     (b) In addition, the Originator agrees to pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and the Originator agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     SECTION 9.05.  No Proceedings.  The Originator hereby agrees that it will
                    --------------
not institute against the Transferee any proceeding of the type referred to in
Section 7.01(f) so long as there
shall not have elapsed one year plus one day since the later of (i) the Facility Termination Date and (ii) the date on which all of the Transferred Receivables are either collected in full or become Defaulted Receivables.

     SECTION 9.06.  Confidentiality.  Unless otherwise required by applicable
                    ---------------
law, each party hereto agrees to maintain the confidentiality of this Agreement in communications with third parties and otherwise; provided that this Agreement may be disclosed to (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the other party hereto, and (ii) such party's legal counsel and auditors and the Transferee's assignees, if they agree in each case to hold it confidential.

     SECTION 9.07.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                    -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE TRANSFEREE'S INTEREST IN THE RECEIVABLES OR REMEDIES HEREUNDER IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     SECTION 9.08.  Third Party Beneficiary.  Each of the parties hereto hereby
                    -----------------------
acknowledges that the Transferee may assign all or any portion of its rights under this Agreement and that such assignees may (except as otherwise agreed to by such assignees) further assign their rights under this Agreement, and the Originator hereby consents to any such assignments. All such assignees, including parties to the Receivables Transfer Agreement in the case of assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce the Transferee's rights and remedies under, this Agreement to the same extent as if they were parties thereto, except to the extent specifically limited under the terms of their assignment.

     SECTION 9.09.  Tax Treatment.  It is the intention of the Originator and
                    -------------
the Transferee that for federal, state and local income and franchise tax purposes, the Transferee's Interest will be treated as evidence of indebtedness of the Originator secured by the Receivables, the Related Security and Collections and other proceeds thereof. The Originator and the Transferee, by entering into this Agreement, intend to treat the Transferee's Interest as indebtedness. The provisions of this Agreement and all related Transaction Documents shall be construed to further such intentions of the parties hereto.

     SECTION 9.10.  Execution in Counterparts.  This Agreement may be executed
                    -------------------------
in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                                                              Transfer Agreement


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



ORIGINATOR:                   IOS CAPITAL, INC.


                              By:__________________________
                              Name:  J.F. Quinn
                              Title: Treasurer



                              for purposes of notices, with a copy to:

                              Ikon Office Solutions, Inc.
                              70 Valley Stream Pkwy.
                              Malvern, PA 19355
                              Attn: J.F. Quinn
                              Facsimile No.: (610) 408-7022

                                      S_1

                                                              Transfer Agreement


TRANSFEREE:                   IKON FUNDING-2, LLC

                              By: IKON FUNDING, INC., its Manager


                              By:__________________________________
                                Name:  Russell Slack
                                Title: President

                                      S_2

                                                              Transfer Agreement

                                   EXHIBIT A
                                   ---------


                         CREDIT AND COLLECTION POLICY

                                      A_1

                                                              Transfer Agreement

                                   EXHIBIT B
                                   ---------


     The principal place of business and chief executive offices of the Transferor are located at:

                              IKON FUNDING-2, LLC
                                1738 Bass Road
                             Macon, Georgia 31210

     The original records concerning the Receivables (and all original documents related thereto) are located at the offices of the Collection Agent at:

                               IOS CAPITAL, INC.
                                1738 Bass Road
                             Macon, Georgia 31210

                                      B_1